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                                                            EXHIBIT 23.1


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference into the UroCor, Inc. Registration Statement on Form S-8 relating to the Urocor, Inc. Amended and Restated 1992 Stock Option Plan of our report dated March 29, 1996, included in UroCor, Inc.'s Registration Statement on Form S-1, as amended (Reg. No. 333-3182).



                                                    ARTHUR ANDERSEN LLP



Oklahoma City, Oklahoma
November 12, 1996